EXHIBIT 3.1.1

FORM NO. 7a	Registration No.

FORM OF

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Third Point Reinsurance Ltd.

was delivered to the Registrar of Companies on the day of             , 2013 in

accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the

REGISTRAR OF COMPANIES this

day of             , 2013

for Registrar of Companies

Capital prior to increase:	US$	15,000,000.00

Amount of increase:	US$	18,000,000.00

Present Capital:	US$	33,000,000.00